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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference of our report dated September 28, 1998 with respect to the consolidated financial statements and schedule of IDT Corporation included in this Annual Report (Form 10-K) for the year ended July 31, 1998, in each of the following:

  .Registration Statement No. 333-37141 on Form S-3;

  .Registration Statement No. 333-19727 on Form S-8;

  .Registration Statement No. 333-42267 on Form S-8;

  .Registration Statement No. 333-45199 on Form S-3;

  .Registration Statement No. 333-53719 on Form S-3; and

  .Registration Statement No. 333-61565 on Form S-3.


                                          ERNST & YOUNG LLP

New York, New York
October 28, 1998